UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2006

HELIX BIOMEDIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	033-20897-D (Commission File Number)	91-2099117 (IRS Employer Identification No.)
22122 20th Avenue S.E., Suite 148
Bothell, Washington 98021
(425) 402-8400
(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 3.02     Unregistered Sales of Equity Securities.
On March 10, 2006, Helix BioMedix, Inc. (the “Company”) consummated the sale of an aggregate of 215,000 shares of its Common Stock to 9 accredited investors at a purchase price of $1.00 per share for an aggregate purchase price of $215,000 along with warrants to purchase an additional 21,500 shares of its Common Stock at an exercise price of $1.00 per share. The warrants are immediately exercisable and expire on March 10, 2011. This sale was exempt from registration pursuant to Rule 506 of Regulation D under Section 4(2) of the Securities Act. A copy of the press release announcing the Company’s sales of Common Stock and warrants on March 3, 2006 and March 10, 2006 is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
     (d)    Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 13, 2006, issued by Helix BioMedix, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.
Dated: March 13, 2006	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer